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                                                                  EXHIBIT 10 (a)


                       TERMINATION OF EMPLOYMENT AGREEMENT


The following Termination of Employment Agreement is substantially in the form entered into between the Company and its officers named below, except that the
Section 2(a) period is 30 months in the case of Mr. Kulicke and 18 months in the case of all others.

Termination of Employment Agreement signed by Mr.Kulicke, Messrs. Perchick, Sprague, Jacobi, Lendner, Leonhardt, May, Salmons, Sawachi, Spooner, Wolf, Belani, Chylak, Cristallo, Greenberger, Oscilowski, Torton, Amweg, Camarda, Hartigan, Kish, Mak, Marrs, Rheault, Strittmatter and Close.


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                       TERMINATION OF EMPLOYMENT AGREEMENT

         THIS AGREEMENT made as of the 1st day of January, 2001 between Kulicke and Soffa Industries, Inc. ("K&S") and ____________ ("Officer"),

                                   WITNESSETH;

         WHEREAS, Officer is employed by K&S or a wholly-owned subsidiary of K&S and such employment is terminable at will by either Officer, K&S or the wholly-owned subsidiary of K&S,

         WHEREAS, Officer is willing to continue the employment on an at-will basis under present management if the protections set forth herein are provided to Officer upon the occurrence of a "Change in Management" as hereinafter defined, and

         WHEREAS, K&S desires to retain the services of Officer,

         NOW THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


         1. For the purposes of this Agreement, the following words and phrases shall have the following meanings:

         (a) "K&S" means Kulicke and Soffa Industries, Inc. and any successor corporation thereto.

         (b) "Board of Directors" means the Board of Directors of K&S or of any successor corporation thereto.

         (c) "Directors" means members of the Board of Directors.

         (d) A "Change in Management" shall mean either of the following events:

                  (i) An acquisition (other than directly from K&S) of any voting securities of K&S ("Voting Securities") by any "Person" (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities, provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Management; or

                  (ii) The individuals who, as of December 18, 2000, are members of K&S' Board of Directors (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board


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         members, such new director shall for all purposes be considered as members of the Incumbent Board as of December 9, 1997; provided further, however, that no individual shall be considered as a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.


         2. If a Change in Management occurs and Officer's employment by K&S or a K&S subsidiary is terminated, other than voluntarily by the Officer or for cause by K&S or the K&S subsidiary, within eighteen months following such Change in Management, K&S or its successor shall pay Officer termination pay as follows:

         The lesser of:

               (a) 18 months pay at the total cash compensation rate targeted for the Officer (base salary plus cash incentive) for the fiscal year during which the Change in Management occurs, or

               (b) Ten dollars less than that amount which would subject Officer to excise tax with respect to such payment under Section 4999 of the Internal Revenue Code of 1986 (the "Code") or make any payment hereunder non-deductible by K&S under Section 280 G (a) of the Code by virtue of the payment being deemed an "excess parachute payment."

         Termination of employment shall be deemed to be for cause only if such termination is for intentional dishonesty or Officer's physical or mental incapacity or willful refusal to perform the duties of his office persisting for at least 30 days after written notice thereof specifying the respects in which such duties are not being performed. If Officer resigns or quits because his duties and/or responsibilities have been substantially reduced or he is otherwise harassed by management or because his place of employment has been changed to a place more than 35 miles from his place of employment immediately prior to the Change in Management or because his base rate of compensation or total targeted compensation has been reduced, his employment shall not be deemed to have been terminated voluntarily by the Officer.

         3. The total termination pay provided for herein shall be fixed on the date of Officer's termination and paid to Officer, his heirs or estate, in equal monthly installments on the first day of each month commencing with the first day of the month following Officer's termination and continuing for that number of months provided for herein.

         4. Any payments made hereunder shall be in lieu of any other termination pay to which Officer might otherwise be entitled.

         5. Any payments made hereunder shall be in addition to and shall not affect any rights, other than rights to termination pay, Officer may have at the time a Change in Management occurs.

         6. Nothing herein shall give or be construed to give to Officer any rights unless and until a Change in Management shall have occurred. Without limiting the generality of the foregoing, this Agreement shall confer no rights on


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Officer to remain in the employ of K&S or its subsidiaries, nor shall this
Agreement confer any rights on Officer in the event of discharge, with or without cause, prior to the occurrence of a Change in Management.

         7. All disputes and contested claims arising out of, or in connection with, this Agreement shall be decided by arbitration in Philadelphia, Pennsylvania in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect and the decision or decisions reached in such arbitration shall be final and binding, and judgment thereon may be entered in any court having jurisdiction. The expenses of arbitration, other than the fees and expenses of Officer's counsel and expert witnesses, shall be paid by K&S. If the Officer is awarded any sums by the arbitration panel, it shall also award him the reasonable fees and expenses of his counsel.

         8. This Agreement shall, unless renewed by a written agreement executed by K&S and Officer, terminate on, and be of no force and effect after, December 31, 2003, provided that if a Change in Management shall have occurred prior to that date this Agreement shall automatically be extended, if necessary, to the date that is 18 months and one day after such Change in Management. Termination of this Agreement shall not discharge any obligations to make payment that have theretofore arisen under Section 2 hereof.

         9. This Agreement cancels, supersedes and replaces any and all prior Termination of Employment Agreements between K&S and Officer.

         IN WITNESS WHEREOF, K&S has caused this Agreement to be executed by its duly authorized officers under its common or corporate seal, and Officer has set his hand and seal, on the day and year first above written.


                       KULICKE AND SOFFA INDUSTRIES, INC.


                  By___________________________________
                                       C. Scott Kulicke

Attest:

______________________________
(Corporate Seal)


                                     OFFICER


                      ___________________________________


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